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As filed with the Securities Exchange Commission on February 14, 2001

Registration No. 333-55554

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERSPAN COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Oregon	93-1040330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FRANK G. HAUSMANN, JR.
Chairman and Chief Executive Officer
CenterSpan Communications Corporation
7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ANDREW J. DEMETRIOU
Jones, Day, Reavis & Pogue
555 West Fifth Street, Suite 4600
Los Angeles, California 90013-1025
(213) 489-3939

    Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

 AMENDMENT NO. 1

    Registrant hereby amends its Registration Statement (File Number 333-55554) (the "Registration Statement") to attach as Exhibit 5.1 the Opinion of Miller Nash LLP, counsel to Registrant, regarding the due authorization and valid issuance of the Common Stock. Registrant accordingly amends Item  16 and the Exhibit Index as follows. Except to the extent amended herein, the Registration Statement remains in full force and effect:

Item 16.  Exhibits

Exhibit No.	Description
*4.1	Description of Capital Stock contained in the Articles of Incorporation, as amended
@4.2	Description of Rights of Security Holders contained in the Amended and Restated Bylaws
$4.3	Form of Certificate for Shares of Common Stock
&4.4	Asset Purchase Agreement dated as of December 18, 2000 between CenterSpan and Scour, Inc. as debtor and debtor in possession.
5.1	Opinion of Miller-Nash LLP, counsel to the Registrant, regarding the due authorization and valid issuance of the Common Stock.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of KPMG LLP, independent auditors
24.1	Power of Attorney (included on signature pages hereof)

*
Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

@
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

$
Incorporated by reference to the same exhibit number from the Registrant's Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

&
Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K, filed on January 3, 2001.

Item 17.  Undertakings

  A.
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

II-1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its Registration Statement (File Number 333-55554) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on March 28, 2001.

CENTERSPAN COMMUNICATIONS CORPORATION
By:	/s/ FRANK G. HAUSMANN, JR. Frank G. Hausmann, Jr. Chairman of the Board, President, Chief Executive Officer and Director

II-2

EXHIBIT INDEX

Exhibit No.	Description
*4.1	Description of Capital Stock contained in the Articles of Incorporation, as amended
@4.2	Description of Rights of Security Holders contained in the Amended and Restated Bylaws
$4.3	Form of Certificate for Shares of Common Stock
&4.4	Asset Purchase Agreement dated as of December 18, 2000 between CenterSpan and Scour, Inc. as debtor and debtor in possession.
5.1	Opinion of Miller-Nash LLP, counsel to the Registrant, regarding the due authorization and valid issuance of the Common Stock.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors
23.2	Consent of KPMG LLP, independent accountants
24.1	Power of Attorney (included on signature pages hereof)

*
Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

@
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

$
Incorporated by reference to the same exhibit number from the Registrant's Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

&
Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K, filed on January 3, 2001.

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AMENDMENT NO. 1
SIGNATURES
EXHIBIT INDEX